UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 16, 2010
Prospect Medical Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-32203	33-0564370

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10780 Santa Monica Blvd., Suite 400, Los Angeles, California	90017-3782

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (310) 943-4500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     Prospect Medical Holdings, Inc. (the “Company”) has entered into an Agreement and Plan of Merger, dated as of August 16, 2010 (the “Merger Agreement”), with Ivy Holdings Inc., a Delaware corporation (“Parent”), and Ivy Merger Sub Corp., a Delaware corporation and indirect, wholly-owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are affiliated with Leonard Green & Partners, L.P., a private equity fund.
     The Merger Agreement provides that Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation (the “Surviving Corporation”) in such merger as an indirect, wholly-owned subsidiary of Parent (the “Merger”), and that each issued and outstanding share of common stock of the Company immediately prior to the effective time of the Merger (other than shares owned by Parent, Merger Sub or any other subsidiary of Parent or the Company and shares owned by stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law) will automatically be canceled and converted in the Merger into the right to receive $8.50 per share in cash, without interest (the “Merger Consideration”). Options and warrants having an exercise price of less than $8.50 per share that are issued and outstanding immediately prior to the effective time of the Merger will be canceled and converted into the right to receive cash.
     Completion of the Merger is subject to customary closing conditions, including, among others, approval by the Company’s stockholders and the expiration and termination of the applicable Hart-Scott-Rodino Antitrust Improvements Act waiting period.
     Under the terms of the Merger Agreement, the Company is permitted to initiate, solicit and encourage alternative takeover proposals from third parties and to provide information and engage in discussions with third parties regarding alternative takeover proposals from third parties from August 16, 2010 through 12:01 p.m., New York City time September 25, 2010 (the “Go-Shop Period Termination Date”). For a period up to the 20th day after the Go-Shop Period Termination Date (the “Cut-off Date”), the Company may continue discussions or negotiations with any “Excluded Party,” which is defined in the Merger Agreement as any third party from whom the Company receives a Takeover Proposal prior to the Go-Shop Period Termination Date that, on or before the Go-Shop Period Termination Date, the Company’s board of directors determines in good faith, after consultation with independent financial advisors and outside legal counsel, constitutes or reasonably could be expected to result in a Superior Proposal (as such term is defined in the Merger Agreement), and which Takeover Proposal has not been rejected or withdrawn as of the Go-Shop Period Termination Date. Prior to the Go-Shop Period Termination Date, UBS Investment Bank will assist the Special Committee (described below) with respect to the solicitation of Takeover Proposals for a competing transaction. The Special Committee retains full discretion as to how it will review and respond to any Takeover Proposals for a competing transaction.
     Except with respect to Excluded Parties, at the Go-Shop Termination Date, the Company is subject to customary “no-shop” restrictions on its ability to solicit alternative takeover proposals from third parties and to provide information to and engage in discussions with third parties regarding alternative takeover proposals. The “no-shop” provision is subject to a customary “fiduciary-out” provision which provides that, prior to the time stockholder approval is obtained, the Company’s board of directors may change its recommendation to the Company’s stockholders or enter into a definitive agreement with respect to a takeover proposal, if and only if, prior to taking such action, the Company’s Board of Directors has determined in good faith, after consultation with independent financial advisors and outside legal counsel, (i) that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law and (ii) such proposal is reasonably likely to be consummated in accordance with its terms, after taking into account all legal, regulatory and financial aspects of the proposal and the person making the proposal, and would be more favorable to the Company’s stockholders from a financial point of view than the Merger (a “Superior Proposal”); provided, however, that (a) the Company has given Parent at least two full business days’ prior written notice of its intention to take such action specifying the material terms and conditions of the Superior Proposal, including the identity of the party making such Superior Proposal, and has provided Parent a copy of the proposed transaction agreements, (b) the Company has negotiated in good faith with Parent during such notice period to enable Parent to propose changes to the terms of the Merger Agreement and other agreements so that the proposal is no longer a Superior Proposal, and (c) in the event of any material change to the material terms of the Superior Proposal, the Company has delivered to Parent an additional notice and the notice period shall have recommenced; provided, further, that the Company shall only be required to negotiate with Parent pursuant to the foregoing proviso if the per share consideration to which the Company’s stockholders would be entitled to in the Superior Proposal is equal to or less than 110% of the Merger Consideration (after giving effect to any adjustments to the Merger Consideration offered by Parent during the negotiation period described in the foregoing proviso).
     An independent committee of the Company’s Board of Directors, consisting of certain members of the Company’s Board of Directors who are not members of management or affiliates of Parent (the “Special Committee”), unanimously approved the Merger Agreement and determined that the Merger Agreement and the Merger were advisable, fair to and in the best interests of the Company’s stockholders. The Merger Agreement and the transactions contemplated by the Merger Agreement were also unanimously approved by the Company’s Board of Directors.

     Messrs. Samuel Lee, Michael Heather, Jeereddi Prasad and David Topper have entered into a contribution and subscription agreement (the “Contribution Agreement”) with Parent pursuant to which they have agreed to contribute approximately 6.2 million shares of Company common stock owned by them in exchange for equity interests in Parent in lieu of receiving the cash merger consideration for such shares. The Contribution Agreement automatically terminates upon the termination of the Merger Agreement or the occurrence of certain other events. Messrs. Lee, Heather, Prasad and Topper, who collectively own nearly 50% of the shares of common stock of the Company, have also entered into a company stockholder voting agreement (the “Voting Agreement”), pursuant to which they have agreed to vote all of the shares of the Company common stock that they now own or will own prior to the effective time of the Merger in favor of the adoption of the Merger Agreement. The Voting Agreement automatically terminates upon the termination of the Merger Agreement or the occurrence of certain other events.
     The Merger Agreement contains certain termination rights and provides that upon the termination of the Merger Agreement under specified circumstances, the Company shall be required to pay all of Parent’s expenses, up to a maximum of $2.25 million, and a termination fee of $6.2 million; provided, that if the Company terminates the Merger Agreement in order to enter into a definitive agreement with respect to a Takeover Proposal prior to the Go-Shop Period Termination Date, or prior to the Cut-off Date with an Excluded Party, then in either such case the termination fee shall instead be $3.6 million. The Company shall only be obligated to pay the Parent’s expenses in the event of the termination of the Merger Agreement under specified circumstances.
     The Merger Agreement does not contain any financing condition. Funds affiliated with Leonard Green & Partners, L.P. have committed to purchase equity interests in Parent in an amount equal to $161,000,000 in the aggregate on the terms and conditions set forth in an equity commitment letter dated August 16, 2010. These Funds also have provided a full guarantee in favor of the Company pursuant to a fund guarantee dated August 16, 2010 (the “Guarantee”), which, subject to the terms and conditions of the Guarantee, guarantees the payment of all obligations, including payment obligations, that may be owed by Parent pursuant to the Merger Agreement.
     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 2.1 hereto. The Merger Agreement is included to provide investors and security holders with information regarding their terms. It is not intended to provide any other factual information about the Company or the other parties thereto. The Merger Agreement contains representations, warranties and covenants (a) that have been made only for the purposes of the agreement, (b) are qualified by information in disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement, (c) are subject to materiality qualifications in the agreement that may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or such other date as is specified in such agreement and (e) have been included in the Merger Agreement for the purposes of allocating risk between the contracting parties rather than establishing matters of fact. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of such agreement, and not to provide investors with any other factual information regarding the Company or its business, or Parent or Merger Sub or their respective businesses. Accordingly, investors and security holders should not rely on the representations, warranties, covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent or Merger Sub or any of their respective subsidiaries or affiliates. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and the other documents that the Company files with the Securities and Exchange Commission (“SEC”).
Forward Looking Statements
     This report contains statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding the Merger. These statements are based on the current expectations of management of the Company, but there are a number of risks and uncertainties that could cause actual results to differ materially from these forward-looking statements. These risks and uncertainties include, among others, the possibility that (1) the Company may be unable to obtain stockholder approval or satisfy other conditions required for the consummation of the Merger, (2) the closing of the Merger may be delayed or abandoned, (3) the Merger may involve unexpected costs, (4) the business of the Company may suffer as a result of uncertainty surrounding the Merger, and (5) the Company may be adversely affected by other economic, business or competitive factors. Additional factors that may affect the future results of the Company are set forth in its filings with the SEC, including its Form 10-K for the year ended September 30, 2009, which are available at http://www.sec.gov. Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information
     In connection with the proposed Merger, the Company will file a proxy statement and other materials with the SEC. Investors and security holders are advised to read the proxy statement and other materials when they become available, because they will contain important information about the Company and the proposed Merger. Once filed with the SEC, the proxy statement and such other documents will be available without charge at www.sec.gov. The proxy statement and such other documents may also be obtained without charge on the Company’s website at www.prospectmedicalholdings.com under “SEC Filings” or by directing such request to Linda Hodges at 714-788-7884.
     The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed Merger. Information concerning the special interests of these directors, executive officers and other members of the Company’s management and employees in the proposed Merger will be included in the Company’s proxy statement referenced above. Information regarding the Company’s directors and executive officers is also available in its Annual Report on Form 10-K for the year ended September 30, 2009 and in its proxy statement for its 2010 Annual Meeting of Stockholders, which documents are on file with the SEC. These documents are available without charge at the SEC’s website at www.sec.gov and from the Company as described above.
Item 7.01 Regulation FD Disclosure
     On August 16, 2010, the Company issued a press release announcing the signing of the Merger Agreement, a copy of which is furnished as Exhibit 99.1 and is incorporated herein by reference.
     In accordance with general instruction B.2 to Form 8-K, the information in this Form 8-K under Item 7.01 (Regulation FD Disclosure) shall be deemed “furnished” and not “filed” with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.
Item 9.01 Financial Statements and Exhibits:
(d)	Exhibits

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated August 16, 2010, by and among Prospect Medical Holdings, Inc., Ivy Holdings Inc. and Ivy Merger Sub Corp.*
2.2	Fund Guarantee, dated August 16, 2010, by and among Prospect Medical Holdings, Inc., Green Equity Investors V, L.P. and Green Equity Investors Side V, L.P.
99.1**	Press release dated August 16, 2010.

*	Schedules and exhibits to the agreement have been omitted pursuant to Section 601(b)(2) of Regulation S-K. Prospect Medical Holdings, Inc. agrees to furnish supplementally a copy of any omitted schedule or exhibit upon the request of the SEC.

**	In accordance with general instruction B.2 to Form 8-K, the information in this Form 8-K under Item 7.01 (Regulation FD Disclosure) shall be deemed “furnished” and not “filed” with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPECT MEDICAL HOLDINGS, INC.
By:	/s/ MIKE HEATHER
Mike Heather, Chief Financial Officer

Date: August 16, 2010

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated August 16 2010, by and among Prospect Medical Holdings, Inc., Ivy Holdings Inc. and Ivy Merger Sub Corp.*
2.2	Fund Guarantee, dated August 16, 2010, by and among Prospect Medical Holdings, Inc., Green Equity Investors V, L.P. and Green Equity Investors Side V, L.P.
99.1**	Press release dated August 16, 2010.

*	Schedules and exhibits to the agreement have been omitted pursuant to Section 601(b)(2) of Regulation S-K. Prospect Medical Holdings, Inc. agrees to furnish supplementally a copy of any omitted schedule or exhibit upon the request of the SEC.

**	In accordance with general instruction B.2 to Form 8-K, the information in this Form 8-K under Item 7.01 (Regulation FD Disclosure) shall be deemed “furnished” and not “filed” with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.